                                                                                                EXHIBIT 11


                                      THE SOUTHLAND CORPORATION AND SUBSIDIARIES
                                    STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                         (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                              THREE MONTHS               SIX MONTHS
                                                             ENDED JUNE 30,            ENDED JUNE 30,
                                                         -----------------------   -----------------------
                                                             1994         1993         1994         1993
                                                         ----------   ----------   ----------   ----------
Earnings before cumulative effect of accounting
    change.............................................  $  31,633    $  19,277    $  23,502    $   3,395
Cumulative effect of accounting change.................      -            -            -          (16,537)
                                                         ----------   ----------   ----------   ----------
Net earnings (loss) for earnings (loss) per-share
    calculation........................................  $  31,633    $  19,277    $  23,502    $ (13,142)
                                                         ==========   ==========   ==========   ==========
Average number of common shares outstanding............    409,923      409,919      409,923      409,956
                                                         ==========   ==========   ==========   ==========

Earnings (loss) per common share (Primary and
    Fully Diluted):
       Before cumulative effect of accounting change...       $.08         $.05         $.06        $.01
       Cumulative effect of accounting change..........         -            -            -         (.04)
                                                            ------       ------       ------       ------
       Net earnings (loss).............................       $.08         $.05         $.06       $(.03)
                                                            ======       ======       ======       ======

                                                       Tab 1